As filed with the Securities and Exchange Commission on March 25, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOLLAR GENERAL CORPORATION*
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	61-0502302 (I.R.S. Employer or Identification No.)

100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Susan S. Lanigan, Esq.
Executive Vice President and General Counsel
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000	Robert J. DelPriore, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC First Tennessee Building 165 Madison Avenue Memphis, Tennessee 38103 (901) 577-8228

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)

Common Stock, par value $0.875 per share

Preferred Stock

Debt Securities(4)

Guarantees of Debt Securities(5)

Depositary Shares(6)

Stock Purchase Contracts

Warrants(7)

Units(8)

Total

(1)
Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, stock purchase contracts and units (the foregoing, collectively and individually, the "Securities") are being registered as may from time to time be issued at indeterminate prices (including any common stock, preferred stock or debt securities that may be issued upon conversion of, or in exchange for, common stock, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be).

(2)
Includes such indeterminate amounts of Securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any Securities that provide for that issuance or adjustment. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these Securities.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis.

(4)
The debt securities may be issued at an original issue discount. The debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants named below under "Table of Additional Registrants."

(5)
The debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants named below under "Table of Additional Registrants." No separate consideration will be received for such guarantees. Pursuant to Rule 457(h) under the Securities Act, no registration fee is required with respect to such guarantees.

(6)
Each depositary share will be issued under a depositary agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(7)
The warrants covered by this registration statement may be debt warrants, preferred stock warrants or common stock warrants.

(8)
Each unit will consist of one or more warrants, debt securities, stock purchase contracts, shares of common or preferred stock, depositary shares or any combination of such securities.

*
The co-registrants listed on the next page are also included in this Form S-3 Registration Statement as additional registrants.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, of Registrant's Principal Executive Offices	Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
DC Financial, LLC	Tennessee	N/A	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG eCommerce, LLC	Tennessee	27-2199273	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Logistics, LLC	Tennessee	62-1805098	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Louisiana, LLC	Tennessee	46-1808675	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Promotions, Inc.	Tennessee	62-1792083	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Retail, LLC	Tennessee	36-4577242	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Strategic I, LLC	Tennessee	26-4507991	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Strategic II, LLC	Tennessee	26-4508076	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Strategic VI, LLC	Tennessee	27-2199673	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Strategic VII, LLC	Tennessee	27-2199597	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Strategic VIII, LLC	Tennessee	27-2199514	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
DG Transportation, Inc.	Tennessee	37-1517488	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgen I, Inc.	Tennessee	26-4508189	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgen II, Inc.	Tennessee	26-4508236	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgen III, Inc.	Tennessee	26-4508282	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgen California, LLC	Tennessee	27-2199414	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgen Midwest, LLC	Tennessee	26-4508134	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgencorp of New York, Inc.	Kentucky	62-1829863	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, of Registrant's Principal Executive Offices	Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
Dolgencorp of Texas, Inc.	Kentucky	61-1193136	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dolgencorp, LLC	Kentucky	61-0852764	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Dollar General Partners	Kentucky	61-1193137	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Retail Property Investments, LLC	Delaware	27-3334742	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Retail Risk Solutions, LLC	Tennessee	26-1644044	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
South Boston FF&E, LLC	Delaware	26-0411224	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
South Boston Holdings, Inc.	Delaware	20-5220571	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000
Sun-Dollar, L.P.	California	95-4629930	100 Mission Ridge, Goodlettsville, TN 37072	615-855-4000

Susan S. Lanigan, Esq.
Executive Vice President and General Counsel
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-4000
 Name, address, including zip code, and telephone number, including area code, of agent for service of each co-registrant)

With copies to:
Joseph H. Kaufman, Esq.	Robert J. DelPriore, Esq.
Simpson Thacher & Bartlett LLP	Baker, Donelson, Bearman,
425 Lexington Avenue	Caldwell & Berkowitz, PC
New York, New York 10017-3954	First Tennessee Building
(212) 455-2000	165 Madison Avenue
Memphis, Tennessee 38103
(901) 577-8228

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Units

         We may offer and sell from time to time, in one or more series:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  depositary shares representing fractional interests in preferred stock;

  •
  warrants to purchase debt securities, preferred stock, depositary shares or common stock;

  •
  stock purchase contracts, and

  •
  units, comprised of two or more of any of the securities referred above, in any combination.

         Certain of our direct and indirect subsidiaries may guarantee our debt securities.

         We will determine when we sell securities, which may be sold on a continuous or delayed basis directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

         Each time that we or any selling securityholders sell securities using this prospectus, we or any selling securityholders will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the securities being offered, including the names of any selling securityholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

         You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

         Our common stock is listed on the New York Stock Exchange under the symbol "DG". If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

         Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2013.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain selling securityholders may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling securityholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See "Incorporation by Reference" before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling securityholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        In this prospectus, unless otherwise indicated, "Dollar General" "we," "us," "our" and similar terms refer to Dollar General Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. Our fiscal year ends on the Friday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended February 1, 2013 is referred to as "2012" or "fiscal 2012".

 RISK FACTORS

        Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under "Special Note Regarding Forward-Looking Statements," you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended February 1, 2013, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by additional factors that apply to all companies generally, as well as other risks that are not known to us or that we currently do not consider to be material.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain "forward-looking statements" for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You can identify these statements because they are not limited to historical fact or they use words such as "may," "will," "should," "could," "believe," "anticipate," "project," "plan," "schedule," "on track," "expect," "estimate," "objective," "forecast," "goal," "potential," "opportunity," "focus," "intend," "committed," "continue," "will likely result" or "will continue" and similar expressions that concern our strategy, plans, intentions or beliefs about future occurrences or results. For example, statements relating to estimated and projected expenditures, cash flows, results of operations, financial condition and liquidity; plans and objectives for future operations, growth or initiatives; plans to refinance our existing indebtedness; and the expected outcome or effect of pending or threatened litigation or audits are forward-looking statements.

        Forward-looking statements are subject to risks and uncertainties (including, without limitation, those described below under "Risk Factors") that may change at any time, so our actual results may differ materially from those that we expected. We derive many of these statements from our operating budgets and forecasts, which are based on many detailed assumptions that we believe are reasonable. However, it is very difficult to predict the effect of known factors, and we cannot anticipate all factors that could affect our actual results. Important factors that could cause actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. Important factors that could cause actual results to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to:

  •
  failure to successfully execute our growth strategy, including delays in store growth or in effecting relocations and remodels, difficulties executing sales and operating profit margin initiatives and inventory shrinkage reduction;

  •
  the failure of our new store base to achieve sales and operating levels consistent with our expectations;

  •
  risks and challenges in connection with sourcing merchandise from domestic and foreign vendors, as well as trade restrictions;

  •
  our level of success in gaining and maintaining broad market acceptance of our private brands and in achieving our other initiatives;

  •
  unfavorable publicity or consumer perception of our products;

  •
  our debt levels and restrictions in our debt agreements;

  •
  economic conditions, including their effect on the financial and capital markets, our suppliers and business partners, employment levels, consumer demand, disposable income, credit availability and spending patterns, inflation, and the cost of goods;

  •
  increases in commodity prices (including, without limitation, cotton, wheat, corn, sugar, oil, paper, nuts and resin);

  •
  levels of inventory shrinkage;

  •
  seasonality of our business;

  •
  increases in costs of fuel or other energy, transportation or utilities costs and in the costs of labor, employment and healthcare;

  •
  the impact of changes in or noncompliance with governmental laws and regulations (including, but not limited to, product safety, healthcare and unionization) and developments in and outcomes of legal proceedings, investigations or audits;

  •
  disruptions, unanticipated expenses or operational failures in our supply chain including, without limitation, a decrease in transportation capacity for overseas shipments or work stoppages or other labor disruptions that could impede the receipt of merchandise;

  •
  delays or unanticipated expenses in constructing or operating new distribution centers;

  •
  damage or interruption to our information systems;

  •
  changes in the competitive environment in our industry and the markets where we operate;

  •
  natural disasters, unusual weather conditions, pandemic outbreaks, boycotts, war and geo-political events;

  •
  the incurrence of material uninsured losses, excessive insurance costs, or accident costs;

  •
  our failure to protect our brand name;

  •
  our loss of key personnel or our inability to hire additional qualified personnel;

  •
  interest rate and currency exchange fluctuations;

  •
  a data security breach;

  •
  our failure to maintain effective internal controls;

  •
  changes to income tax expense due to changes in or interpretation of tax laws or as a result of federal or state income tax examinations;

  •
  changes to or new accounting guidance, such as changes to lease accounting guidance or a requirement to convert to international financial reporting standards; and

  •
  additional factors that may be disclosed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended February 1, 2013, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under "Incorporation by Reference" and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus.

        All forward-looking statements are qualified in their entirety by these and other cautionary statements that we make from time to time in our other SEC filings and public communications. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

        We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, we caution you not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us.

DOLLAR GENERAL CORPORATION

        We are the largest discount retailer in the United States by number of stores, with 10,557 stores located in 40 states as of March 1, 2013, primarily in the southern, southwestern, midwestern and eastern United States. Our business model is relatively simple: providing a broad base of customers with their basic everyday and household needs, supplemented with a variety of general merchandise items, at everyday low prices (typically $10 or less) in conveniently located, small-box (approximately 7,300 square feet) stores.

        We offer a broad selection of merchandise, including consumable products such as basic packaged and refrigerated food and dairy products, cleaning supplies, paper products, and health and beauty care items, as well as greeting cards, party supplies, apparel, housewares, domestics, hardware and automotive supplies, among others. Our merchandise includes high quality national brands from leading manufacturers, as well as comparable quality private brand selections with prices at substantial discounts to national brands. Our everyday low prices are highly competitive with even the largest discount retailers. We continually evaluate the needs and demands of our customers and modify our merchandise selections and pricing accordingly. In addition, we are committed to eliminating costs that do not impact our customers' shopping experience and increasing our utilization of technology to improve sales and operating performance and eliminate costs.

        J.L. Turner founded our Company in 1939 as J.L. Turner and Son, Wholesale. We were incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. in 1955, when we opened our first Dollar General store. We changed our name to Dollar General Corporation in 1968 and reincorporated in 1998 as a Tennessee corporation. Our common stock was publicly traded from 1968 until July 2007, when we merged with an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. ("KKR"). In November 2009 our common stock again became publicly traded.

        Our principal executive office is located at 100 Mission Ridge, Goodlettsville, TN 37072. Our phone number is (615) 855-4000 and our website address is www.dollargeneral com. The information contained in our website is not a part of this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES, COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Fiscal Year Ended
	January 30, 2009	January 29, 2010	January 28, 2011	February 3, 2012	February 1, 2013
Ratios of earnings to fixed charges(1)(2)	1.4x	2.1x	3.1x	3.8x	4.7x

(1)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of income (loss) before income taxes, plus fixed charges less capitalized expenses related to indebtedness (amortization expense for capitalized interest is not significant) and (b) fixed charges consist of interest expense (whether expensed or capitalized), the amortization of debt issuance costs and discounts related to indebtedness, and the interest portion of rent expense.

(2)
Since there was no preferred stock outstanding during the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges presented above.

USE OF PROCEEDS

        In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any selling securityholders, we will not receive any of the proceeds from such sale.

DESCRIPTION OF CAPITAL STOCK

Overview

        As of the date of this prospectus, our capital structure consists of:

  •
  1,000,000,000 authorized shares of common stock, par value $0.875 per share, of which 327,069,186 shares are issued and outstanding as of February 1, 2013; and

  •
  1,000,000 shares of preferred stock, of which no shares are issued and outstanding.

        The following summary of the material provisions of our capital stock, is not complete and may not contain all of the information that you should consider. The description is subject to and qualified in its entirety by the provisions of our amended and restated charter and bylaws, each of which is incorporated by reference into this prospectus, and by applicable provisions of Tennessee law.

Description of Common Stock

  Voting Rights

        Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.

  Dividend Rights

        Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Our current credit facilities do, and future credit facilities may, impose restrictions on our ability to declare dividends on our common stock.

  Liquidation Rights

        Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

  Other Matters

        Holders of common stock have no preemptive or conversion rights and, absent an individual agreement with us, are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock.

  Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "DG."

Description of Preferred Stock

        Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our shareholders. Our amended and restated charter authorizes our board of directors to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and relative rights of any series of preferred stock that we choose to issue, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series.

        Prior to the issuance of a new series of preferred stock, we will amend our amended and restated charter, designating the stock and terms of that series and file a copy of the charter amendment with the SEC. We also will describe the terms of the preferred stock in the prospectus supplement for such offering. To the extent required, this description will include:

  •
  the designation and stated value;

  •
  the number of shares offered and the purchase price;

  •
  the amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up;

  •
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

  •
  whether dividends will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends will accumulate;

  •
  the procedures for any auction and remarketing, if any;

  •
  the provisions for a sinking fund or analogous fund, if any;

  •
  the provisions for redemption, if applicable;

  •
  any listing of the preferred stock on any securities exchange or market;

  •
  whether the preferred stock will be convertible into our common stock, and, if convertible, the conversion price(s), any adjustment thereof and any other terms and conditions upon which such conversion shall be made and conversion period;

  •
  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

  •
  voting rights, if any, of the preferred stock;

  •
  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  any material limitations on issuance of any series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Dollar General; and

  •
  any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our amended and restated charter.

        Unless the applicable prospectus supplement provides otherwise, the preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Authorized but Unissued Capital Stock

        Tennessee law generally does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which will apply as long as our common stock is listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies

        Our amended and restated charter and bylaws provide that, unless otherwise provided in an applicable shareholders' agreement, any director may be removed from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of directors, or (b) the affirmative vote of a majority of our entire board of directors then in office.

Calling of Special Meetings of Shareholders

        Our amended and restated bylaws provide that special meetings of our shareholders may be called only by or at the direction of the board of directors, the chairman of our board of directors or the chief executive officer, and not by our shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

        Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of shareholders must provide timely notice of their proposal in writing to the secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices and within the following time periods:

  •
  in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us; and

  •
  in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

        In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder's notice as described above.

Supermajority Provisions

        Tennessee law provides generally that, unless the amended and restated charter requires a greater percentage, in order to amend our charter or our bylaws, the votes cast for the amendment must exceed the votes cast against the amendment at a meeting of our shareholders at which a quorum is present and such an amendment was a proper item of business at that meeting.

        Our amended and restated charter provides that the following provisions in the amended and restated charter and bylaws may be amended only by a vote of 80% or more of all of the outstanding shares of our capital stock then entitled to vote:

  •
  the removal of directors and ability of the board to fill vacancies; and

  •
  the ability to call a special meeting of shareholders being vested solely in our board of directors, our chairman and our chief executive officer.

        Our amended and restated bylaws provide that our shareholders may amend our bylaws only by a vote of 80% or more of all of the outstanding shares of our capital stock then entitled to vote.

        In addition, subject to the foregoing, our amended and restated bylaws grant our board of directors the authority to amend and repeal our bylaws without a shareholder vote.

Shareholders' Agreement

        In connection with our November 2009 initial public offering, we entered into a shareholders' agreement (the "Shareholders' Agreement") with KKR and certain affiliates of Goldman, Sachs & Co. (the "GS Investors"). The Shareholders' Agreement provides that KKR has the right to designate up to (i) 20% of the total number of directors comprising our board at such time, so long as Parent beneficially owns more than 20%, but less than or equal to 30%, of the then outstanding shares of our common stock and (ii) 10% of the total number of directors, so long as Parent beneficially owns at least 5% of the outstanding shares of our common stock. Any fractional amount that results from determining the percentage of the total number of directors will be rounded up to the nearest whole number (for example, if the applicable percentage would result in 2.1 directors, KKR will have the right to designate 3 directors). In addition, in the event that KKR only has the right to designate one director, it also has the right to designate one person to serve as a non-voting observer to the board. The GS Investors have the right to designate (i) one director so long as they beneficially own at least 5% of the then outstanding shares of our common stock and (ii) one person to serve as a non-voting observer to our board.

Tennessee Anti-Takeover Statutes

        Under the Tennessee Business Combination Act and subject to certain exceptions, corporations subject to the Tennessee Business Combination Act may not engage in any "business combination" with an "interested shareholder" for a period of five years after the date on which the person became an interested shareholder unless the "business combination" or the transaction which resulted in the shareholder becoming an "interested shareholder" is approved by the corporation's board of directors prior to the date the "interested shareholder" attained that status.

        "Business combinations" for this purpose generally include:

  •
  mergers, consolidations, or share exchanges;

  •
  sales, leases, exchanges, mortgages, pledges, or other transfers of assets representing 10% or more of the aggregate market value of consolidated assets, the aggregate market value of our outstanding shares, or our consolidated net income;

  •
  issuances or transfers of shares from us to the interested shareholder;

  •
  plans of liquidation or dissolution proposed by the interested shareholder;

  •
  transactions in which the interested shareholder's proportionate share of the outstanding shares of any class of securities is increased; or

  •
  financing arrangements pursuant to which the interested shareholder, directly or indirectly, receives a benefit, except proportionately as a shareholder.

        Subject to certain exceptions, an "interested shareholder" generally is a person who, together with his or her affiliates and associates, owns, or within five years did own, 10% or more of our outstanding voting stock.

        After the five-year moratorium, a corporation subject to the foregoing may complete a business combination if the transaction complies with all applicable charter and bylaw requirements and applicable Tennessee law and:

  •
  is approved by the holders of at least two-thirds of the outstanding voting stock not beneficially owned by the interested shareholder; or

  •
  meets certain fair price criteria including, among others, the requirement that the per share consideration received in any such business combination by each of the shareholders is equal to the highest of (a) the highest per share price paid by the interested shareholder during the preceding five-year period for shares of the same class or series plus interest thereon from such date at a treasury bill rate less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash since such earliest date, up to the amount of such interest, (b) the highest preferential amount, if any, such class or series is entitled to receive on liquidation, or (c) the market value of the shares on either the date the business combination is announced or the date when the interested shareholder reaches the 10% threshold, whichever is higher, plus interest thereon less dividends as noted above.

        We have elected to not be subject to the Tennessee Business Combination Act. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Business Combination Act in the future.

        We also have not elected to be governed by the Tennessee Control Share Acquisition Act which prohibits certain shareholders from exercising in excess of 20% of the voting power in a corporation acquired in a "control share acquisition" unless such voting rights have been previously approved by the disinterested shareholders. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Control Share Acquisition Act in the future.

        The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price in excess of fair market value, from a holder of 3% or more of our securities who has beneficially owned such securities for less than two years, unless the purchase has been approved by a majority of the outstanding shares of each class of our voting stock or we make an offer of at least equal value per share to all holders of shares of such class. The Tennessee Greenmail Act may make a change of control more difficult.

        The Tennessee Investor Protection Act applies to tender offers directed at corporations, such as Dollar General, that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. Pursuant to the Investor Protection Act, an offeror making a tender offer for an offeree company who beneficially owns 5% or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed tender offer, is required to file a registration statement with the Commissioner of Commerce and Insurance. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information concerning the takeover offer and may call for hearings. The Investor Protection Act does not apply to an offer that the offeree company's board of directors recommends to shareholders.

        In addition to requiring the offeror to file a registration statement with the Commissioner, the Investor Protection Act requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The Investor Protection Act prohibits fraudulent, deceptive, or manipulative acts or practices by either side and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company or any of its respective affiliates has engaged in or is about to engage in a violation of the Investor Protection Act. Upon proper showing, the chancery court may grant injunctive relief. The Investor Protection Act further provides civil and criminal penalties for violations.

Transfer Agent and Registrar

        Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock. The transfer agent and registrar for any series of preferred stock will be set forth in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture, dated July 12, 2012 (the "Indenture"), between us and U.S. Bank National Association, as trustee (such trustee or any successor trustee, the "Trustee"). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of any series may have the benefit of guarantees, which we refer to as a guarantee, by one or more of our subsidiaries, which we refer to as a guarantor. The guarantees will be the senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the Indenture.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

        You should read the particular terms of the debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

General

        We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

  •
  the title of the debt securities of the series;

  •
  the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

  •
  any limit on the aggregate principal amount of that series of debt securities;

  •
  whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

  •
  whether the debt securities of the series will be guaranteed by any guarantors and, if so, the names of the guarantors of the debt securities of the series and, to the extent that the terms of the guarantee differ from those described in this prospectus, a description of the guarantees;

  •
  the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

  •
  if the debt securities of the series or, if applicable, any guarantees will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

  •
  the date or dates on which we will pay the principal of the debt securities of the series;

  •
  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

  •
  the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

  •
  if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer mail or other means;

  •
  if applicable, the period or periods within which, and the terms and conditions upon which we may, at our option, redeem debt securities of the series;

  •
  the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

  •
  the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

  •
  the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

  •
  whether the debt securities of the series are to be issuable, in whole or in part, in bearer form ("bearer debt securities");

  •
  whether any fully regulated debt securities of the series will be issued in temporary or permanent global form ("global debt securities") and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company ("DTC");

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

  •
  the trustee for the debt securities, if other than the Trustee;

  •
  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

  •
  any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

  •
  any events of default, if not otherwise described below under "—Events of Default" and any change to the right of the holders to declare the principal of any debt securities due and payable;

  •
  if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

  •
  if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

  •
  any listing of the debt securities on any securities exchange;

  •
  any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;

  •
  if and under what circumstances we will pay additional amounts ("Additional Amounts") on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

  •
  the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

  •
  additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and

  •
  any other terms of the debt securities of the series and, if applicable, any guarantees (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

        As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

        The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under "—Merger, Consolidation and Transfer of Assets," there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

        Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $2,000 or any integral multiples of $1,000 in excess thereof.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Guarantees

        Any series of our debt securities may be guaranteed by one or more of our domestic subsidiaries. However, the Indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit us to designate other guarantors for any series of guaranteed debt securities in addition to or instead of any of the domestic subsidiaries. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. If we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on, and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the Indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable supplemental indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and the Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and the Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

        Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior debt security will be the senior and unsecured obligation of the applicable guarantor and will rank on parity in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior subordinated security will be the senior subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor, on parity in right of payment with all other unsecured and senior subordinated indebtedness and guarantees of such guarantor and junior in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a subordinated debt security will be the subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior and senior subordinated indebtedness and guarantees of such guarantor and on parity in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor.

        Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor's secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indenture will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

        Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor's unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

Book-entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, us, any guarantor, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

        DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, any guarantor or the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of such event, as the case may be, or

  •
  an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series,

        we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

        Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the "U.S. Depositaries").

        Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations ("Euroclear Participants") and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, any guarantor, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Merger, Consolidation and Transfer of Assets

        Unless otherwise specified in the applicable prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate with or merge with another person (whether or not we are the surviving corporation), or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of the property and assets of us and our subsidiaries taken as a whole, to another person unless:

  •
  we shall be the continuing entity or the resulting, surviving or transferee person shall (i) be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and (ii) shall expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

  •
  immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both would become an event of default under the Indenture, shall exist; and

  •
  the Trustee shall have received the officers' certificate and opinion of counsel called for by the Indenture.

        In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

  (1)
  default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

  (3)
  default in the performance or breach of any covenant (other than those events defaults referenced in (1) and (2) above) for the benefit of the holders of the debt securities of a series for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;

  (4)
  specified events of bankruptcy, insolvency or reorganization with respect to us; or

  (5)
  any other event of default established for the debt securities of that series.

        No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

        The Indenture provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

        The Indenture provides that if an event of default (other than an event of default specified in clause (4) or clause (5) of the third preceding paragraph) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default specified in clause (4) or clause (5) of the third preceding paragraph occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

        Subject to the provisions of the Trust Indenture Act of 1939 requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture.

        No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

  •
  the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

  •
  the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

  •
  the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

  •
  the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

  •
  no direction inconsistent with such written request is given to the Trustee during such 90 day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

        Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

        From time to time, we, any guarantors party to the Indenture and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the applicable prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

  •
  change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;

  •
  reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

  •
  waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  change any place where or the currency in which debt securities are payable;

  •
  make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or

  •
  waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.

        From time to time, we, any guarantors party to the Indenture and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;

  •
  to add any additional events of default with respect to all or any series of debt securities;

  •
  to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;

  •
  to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any outstanding debt securities issued prior to the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date or such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

  •
  to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders' rights under the Indenture in any material respect;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939;

  •
  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

  •
  to add additional guarantors or obligors under the Indenture; or

  •
  to conform any provision of the Indenture or any debt securities or guarantees or security documents to the description thereof reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or any related guarantees or security documents.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under "—Merger, Consolidation and Transfer of Assets" and certain other provisions of the Indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when

  •
  either:

  •
  all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

  •
  all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  •
  no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we or any guarantor of such debt security is a party or by which we or any guarantor of such debt security is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

  •
  we or any guarantor of such debt securities has paid or caused to be paid all sums payable by it under the Indenture; and

  •
  we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

        Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations and the obligations of the guarantors of such debt securities, if any, discharged with respect to the outstanding debt securities of such series ("Legal Defeasance"). Legal Defeasance means that we and the guarantors of such debt securities, if applicable, shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:

          (a)   rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;

          (b)   our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c)   the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us and any guarantor of such debt securities, if any, in connection therewith; and

          (d)   the Legal Defeasance provisions of the Indenture.

        In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantor of such debt securities, if applicable, released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default (not including certain bankruptcy events) will no longer constitute an event of default with respect to the debt securities of such series. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a)   we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;

          (b)   in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

              (i)  we have received from, or there has been published by the Internal Revenue Service, a ruling; or

             (ii)  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law;

          in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)   in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

          (d)   no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

          (f)    we shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by it with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

          (g)   we shall have delivered to the Trustee an officers' certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers' certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

        If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the debt securities of such series when due, then our obligations and the obligations of our subsidiaries, if applicable, under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Governing Law

        The Indenture and the debt securities (including any Guarantees endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        We will identify the trustee (if other than the Trustee) with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

        If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

DESCRIPTION OF DEPOSITARY SHARES

        We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the depositary agreement and depositary receipt for the applicable depositary shares. The forms of depositary agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

        We may offer fractional shares of preferred stock of any class or series, rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such deposit agreement (the "Depositary") and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.

        The preferred stock represented by depositary shares will be deposited under a separate depositary agreement between us and the applicable Depositary, which shall have an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the depositary agreement, each holder of a depositary receipt issued under that depositary agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

        The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

  •
  the terms of the class or series of preferred stock deposited by us under the related depositary agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share,

  •
  whether such depositary shares will be listed on any securities exchange; and

  •
  any other specific terms of such depositary shares and the related depositary agreement.

        Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related depositary agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

        Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

        In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

        The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

        The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Stock

        If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

        Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

        Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the depositary agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the depositary agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

        Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock

Conversion and Exchange of Preferred Shares

        If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

        Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Depositary Agreement

        Unless otherwise provided in this prospectus, the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any depositary agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under "—Withdrawal of Preferred Shares." Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the depositary agreement as amended thereby.

        The depositary agreement automatically terminates if:

  •
  all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

  •
  each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

  •
  there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

        The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the depositary agreement.

Miscellaneous

        The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

        Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the depositary agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

 DESCRIPTION OF WARRANTS

        The following is a summary of the general terms of warrants we may issue (either separately or together with other securities) and that we and/or certain selling securityholders may offer and sell. We may issue warrants to purchase common stock, preferred stock, debt securities or other securities of Dollar General or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements, or "warrant agreements," each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants, or "warrant certificate," that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

        The applicable prospectus supplement will include some or all of the following the terms of the warrants to be offered:

  •
  the title and aggregate number of the applicable warrants;

  •
  the designation, number (or amount) and terms of shares of common stock, preferred stock, depositary shares or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

  •
  the exercise price, or the manner of determining the price, at which the common shares, preferred shares, depositary shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

  •
  if other than cash, the property and manner in which the exercise price for the warrants may be paid;

  •
  any minimum or maximum number of warrants that are exercisable at any one time;

  •
  the dates or periods during which the warrants may be exercised;

  •
  the terms of any mandatory or optional redemption provisions relating to the warrants;

  •
  the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

  •
  whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

  •
  any other terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a "cashless exercise"). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

        Holders of common stock, preferred stock or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may offer share purchase contracts either separately or together with other securities offered hereby. The following description of the share purchase contracts provides certain general terms and provisions of the share purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any share purchase contracts and, if applicable, any prepaid securities (as defined below), the share purchase contract and, if applicable, any related pledge or depositary agreement relating to any particular offering of share purchase contracts. The form of share purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of share purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the share purchase contracts and the summary of some of the terms of the particular share purchase contracts and, if applicable, any related pledge or depositary agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular share purchase contracts or share purchase units, as the case may be, and any related pledge or depositary agreement, and you should read those documents for provisions that may be important to you.

        Share purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula in the share purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the share purchase contracts separately or as a part of share purchase units consisting of a share purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders' obligations to purchase the common shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or share purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid share purchase contracts, which are referred to as "prepaid securities," upon release to a holder of any collateral securing such holders' obligations under the original share purchase contract

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

  •
  the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

  •
  the terms of the unit agreement governing the units;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

  •
  the United States federal income tax considerations relevant to the units; and

  •
  whether the units will be issued in fully registered global form.

        This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings with make with the SEC which are incorporated into this prospectus by reference.

 PLAN OF DISTRIBUTION

        We and/or the selling securityholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):

  •
  to or through underwriters or dealers;

  •
  directly to one or more purchasers; or

  •
  through agents.

        Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;

  •
  any options under which underwriters may purchase additional securities from us and/or the selling securityholder; and

  •
  any securities exchange or market on which the securities may be listed or traded.

        Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        We and/or the selling securityholders, if applicable, may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or at prices that may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to such prevailing market prices; or

  •
  at negotiated prices.

        Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

        Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Our common stock is listed on the New York Stock Exchange under the symbol "DG".

        In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a "conflict of interest" as defined in FINRA's Rule 5121 ("Rule 5121"), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

        There can be no assurance that we will sell all or any of the securities offered by this prospectus.

        Agents, dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

 LEGAL MATTERS

        Unless we state otherwise in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Memphis, Tennessee.

EXPERTS

        The consolidated financial statements of Dollar General Corporation and subsidiaries appearing in Dollar General Corporation and subsidiaries' Annual Report (Form 10-K) for the fiscal year ended February 1, 2013, and the effectiveness of Dollar General Corporation and subsidiaries' internal control over financial reporting as of February 1, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus, from their respective filing dates:

  •
  Our Annual Report on Form 10-K for the fiscal year ended February 1, 2013;

  •
  Our Current Reports on Form 8-K filed on February 5, 2013 and March 25, 2013;

  •
  The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended February 3, 2012; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2009, including any subsequent amendment or any report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Dollar General Corporation
Attn: Investor Relations
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-5536

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, preferred stock, debt securities and guarantees thereof, depositary shares, warrants, stock purchase contracts and units, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.dollargeneral.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement. In addition, our common stock is listed on the New York Stock Exchange ("NYSE") and similar information concerning us can be inspected and copied at the NYSE, 11 Wall Street, New York, New York 10005.

PROSPECTUS

March 25, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses payable by the registrants in connection with the distribution of the securities being registered hereby (other than underwriting discounts and commissions). All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the registrant

SEC Registration Fee	$	*
Trustee's Fees and Expenses		**
Printing and Engraving Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Rating Agency Fees		**
Blue Sky Fees and Expenses		**
Listing Fees		**
Miscellaneous Expenses		**

Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**
Estimated expenses are not presently known. The applicable prospectus supplement will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15.    Indemnification of Directors and Officers

California Registrant

        Sun-Dollar, L.P. is registered under the laws of California.

        Section 15904.06 (operative January 1, 2008) of the 2008 California Revised Limited Partnership Act addresses the rights of a general partner with respect to its management and conduct of partnership activities. The 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by the general partner, in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

        The limited partnership agreement of Sun-Dollar, L.P. provides that the partnership shall indemnify each partner (and the officers and directors of each partner) against judgments, fines, amounts paid in settlement and expenses (including, without limitation, attorneys' fees) reasonably incurred by them in any civil, criminal or administrative proceeding in which they are involved, or threatened to be involved, by reason of being a partner in the partnership, provided that the partner acted in good faith, within what such partner reasonably believed to be the scope of such partner's authority, and for a purpose which such partner reasonably believed to be in the best interests of the partnership or the partners. To the extent that a partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, such partner shall be deemed to have acted in good faith and in a manner such partner believed to be in the best interests of the partnership or the partners. Under any other circumstances, the determination of whether a partner acted in good faith, within what such partner reasonably believed to be the scope of such partner's authority, and for a purpose which such partner reasonably believed to be in the best interests of the partnership or the partners shall be made by independent legal counsel selected by a general partner (who may be the regular counsel for the partnership) in a written opinion.

Delaware Registrants

        (a)   South Boston Holdings, Inc. is incorporated under the laws of Delaware.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if such person acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certification of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for violations of the directors' fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        The by-laws of South Boston Holdings, Inc. provide that such corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The corporation shall not be obligated to indemnify a director or officer of the corporation in respect of a Proceeding (or part thereof) instituted by such director or officer, unless such Proceeding (or part thereof) has been authorized by the board of directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        (b)   South Boston FF&E, LLC is a limited liability company organized under the laws of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        The operating agreement of South Boston FF&E, LLC ("South Boston FF&E") provides that South Boston FF&E shall indemnify the member and those authorized agents of South Boston FF&E identified in writing by the member as entitled to be indemnified under the section for all costs, losses, liabilities and damages paid or accrued by the member or any such agent in connection with the business of South Boston FF&E, to the fullest extent provided or allowed by the Act and the other laws of the State of Delaware. In addition, South Boston FF&E may advance costs of defense of any proceeding to the member or any such agent upon receipt by South Boston FF&E of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by South Boston FF&E.

        (c)   Retail Property Investments, LLC is a limited liability company organized under the laws of Delaware. Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

        The operating agreement of Retail Property Investments, LLC provides that such entity shall indemnify the member and those authorized agents of Retail Property Investments, LLC identified in writing by the member as entitled to be indemnified under the section for all costs, losses, liabilities and damages paid or accrued by the member or any such agent in connection with the business of Retail Property Investments, LLC to the fullest extent provided or allowed by the Delaware Limited Liability Company Act and the other laws of the State of Delaware. In addition, Retail Property Investments, LLC may advance costs of defense of any proceeding to the member or such agent upon receipt by Retail Property Investments, LLC of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Retail Property Investments, LLC.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Retail Property Investments, LLC pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Kentucky Registrants

        (a)   Dolgencorp of New York, Inc. and Dolgencorp of Texas, Inc. are incorporated under the laws of Kentucky.

        Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act (the "KBCA") provide that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee of the board, duly designated to so act by a majority of the full board, consisting solely of two or more directors who are not parties to the action; or by special legal counsel selected by the board or a committee thereof; or by the shareholders who are not parties to such action, suit or proceeding. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, which shall inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if he had served the resulting or surviving corporation in the same capacity.

        Section 271B.2-020 of the KBCA allows a corporation in its articles of incorporation to set forth a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of his duties as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (iii) for any vote or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 of the KBCA; or (iv) for any transaction from which the director derived an improper personal benefit.

        The articles of incorporation of Dolgencorp of New York, Inc. and Dolgencorp of Texas, Inc. contain a provision that provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of duty as a director, except to the extent provided by the KBCA. The bylaws of Dolgencorp of New York, Inc. and Dolgencorp of Texas, Inc. provide that, to the maximum extent permitted by law but subject to the limitations set forth in the bylaws, the corporation shall indemnify a director or officer who is a party to a proceeding by reason of the fact that he or she is or was a director or officer against any liability incurred in the proceeding, and the corporation may advance any reasonable expenses incurred by such director or officer in connection with the proceeding in advance of its disposition, but the corporation shall not be required to indemnify or advance expenses to such director or officer incurred in a proceeding initiated by or on behalf of such director or officer, other than a suit to enforce indemnification rights. The indemnification provisions in the bylaws are intended to be greater than those which are otherwise provided for in the statutes, notwithstanding such director or officer's failure to meet the standard of conduct required for permissive indemnification under the KBCA, are contractual in nature between the director or officer and the corporation, and are mandatory. The rights of such director or officer to indemnification and advancement of expenses shall not be exclusive of other rights to which such director or officer may be entitled under the statutes, articles of incorporation, the bylaws, a resolution of shareholders or directors, or an agreement providing for indemnification. The rights of such director or officer to advancement of expenses are subject to such director or officer's furnishing to the corporation: (a) a written affirmation, personally signed by or on behalf of such director or officer, of his good faith belief that he was not liable for (i) any transaction in which such director or officer's personal financial interest is in conflict with the financial interest of the corporation or its shareholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or are known to such director or officer to be a violation of law, (iii) any unlawful distributions under the statutes, or (iv) any transaction from which such director or officer derived an improper personal benefit; (b) a written opinion of counsel for such director or officer in the proceeding to the effect that based on the facts known to counsel for such director or officer, a successful defense, on the merits or otherwise, is either probable or reasonably possible; and (c) a written undertaking, personally signed by or on behalf of such director or officer, to repay any advances if a judgment or other final adjudication adverse to such director or officer establishes that he is liable, contrary to his affirmation. No indemnification may be made in advance of a final disposition of such proceeding or if a judgment or other final adjudication adverse to such director or officer establishes his liability for: (i) any transaction in which the personal financial interest of such officer or director is in conflict with the financial interests of the corporation or its shareholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or are known to such director or officer to be a violation of law; (iii) any unlawful distributions under the statutes; or (iv) any transaction from which such director or officer derived an improper personal benefit. The indemnification rights granted to such director or officer in the bylaws may not be limited in any way by a subsequent amendment to or repeal of the indemnification provision in the bylaws with respect to acts or omissions that occur prior to the adoption of the amendment or repeal. The corporation may, but is not required to, maintain insurance at its expense to protect itself and any such person against any such liability, cost or expense.

        (b)   Dollar General Partners is formed under the laws of Kentucky.

        Kentucky partnership law provides that a partnership shall indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him in the ordinary and proper conduct of its business, or for the preservation of its business or property.

        The partnership agreement of Dollar General Partners is silent regarding indemnification. The charter and/or bylaws of the two partners of Dollar General Partners, Dollar General Corporation and DG Promotions, Inc., both Tennessee corporations, contain indemnification provisions that are described below.

        (c)   Dolgencorp, LLC is a limited liability company organized under the laws of Kentucky.

        Section 275.180 of the Kentucky Limited Liability Company Act provides that a limited liability company's operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

        The articles of organization and the operating agreement of Dolgencorp, LLC are silent regarding indemnification.

Tennessee Registrants

        (a)   Dollar General Corporation, DG Promotions, Inc., DG Transportation, Inc., Dolgen I, Inc., Dolgen II, Inc., and Dolgen III, Inc. are incorporated under the laws of Tennessee.

        The Tennessee Business Corporation Act ("TBCA") allows a Tennessee corporation's charter to contain a provision eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty as a director. Under the TBCA, a Tennessee business corporation may not eliminate or limit director monetary liability for (i) breaches of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) unlawful dividends, stock repurchases or redemptions. This provision also may not limit a director's liability for violation of, or otherwise relieve a corporation or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission. The charters of Dollar General Corporation and DG Promotions, Inc. contain a provision stating that directors shall not be personally liable for monetary damage to the corporation or its shareholders for breach of fiduciary duty as a director, except to the extent required by the TBCA in effect from time to time.

        The TBCA provides that a corporation may indemnify any of its directors, officers, employees and agents against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

        Dollar General Corporation's charter and bylaws require us to indemnify our directors and officers to the fullest extent permitted by applicable law. Dollar General Corporation's bylaws further require us to advance expenses to each of our directors and officers to the full extent allowed by Tennessee law. Under Dollar General Corporation's charter and bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity.

        The charter and bylaws of DG Promotions, Inc. and the bylaws of DG Transportation, Inc., Dolgen I, Inc., Dolgen II, Inc., and Dolgen III, Inc. provide that the corporation shall indemnify and advance expenses to each director and officer of the corporation, or any person who may have served at the request of the corporation's board of directors or its President or Chief Executive Officer as a director or officer of another corporation, and such person's heirs, executors, and administrators, to the fullest extent permitted by Tennessee law. The corporation may indemnify and advance expenses to any employee or agent of the corporation who is not a director or officer, and such person's heirs, executors, and administrators, to the same extent as to a director or officer, if the board of directors determines it to be in the best interests of the corporation to do so. In addition, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity. The corporation may maintain insurance at its own expense to protect itself and any individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the board of directors or Chief Executive Officer as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person under the bylaws or the TBCA.

        (b)   DC Financial, LLC, DG Logistics LLC, DG Louisiana, LLC, DG Retail, LLC, DG Strategic I, LLC, DG Strategic II, LLC, Dolgen Midwest, LLC, Dolgen California, LLC, DG eCommerce, LLC, DG Strategic VI, LLC, DG Strategic VII, LLC, DG Strategic VIII, LLC and Retail Risk Solutions, LLC are limited liability companies organized under the laws of Tennessee.

        Section 48-243-101 of the Tennessee Limited Liability Company Act provides that an LLC may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a governor of a board-managed LLC, a member of a member-managed LLC or an individual who, while a governor of a board-managed LLC or member of a member-managed LLC, is or was serving at the LLC's request as a governor, manager, director, officer, partner, trustee, employee or agent of another LLC, corporation, partnership, joint venture, trust or other enterprise or employee benefit plan (a "Responsible Person"). Indemnification is authorized upon a determination that the person to be indemnified has met the requisite standard of conduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Responsible Person did not meet the standard of conduct required. An LLC may not indemnify a Responsible Person: (i) in connection with a proceeding by or in the right of the LLC in which the Responsible Person was adjudged liable to the LLC; or (ii) in connection with any other proceeding charging improper personal benefit to such Responsible Person, whether or not involving action in such person's official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. A person who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Expenses incurred in defense may be paid in advance upon receipt by the LLC of a written affirmation by the Responsible Person of his good faith belief that he has met the requisite standard of conduct, a written undertaking by or on behalf of such person to repay such advance if it is ultimately determined that he did not meet the standard of conduct, and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. A court of competent jurisdiction, unless the LLC's articles provide otherwise, upon application by the Responsible Person, may order that such person be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such person is fairly and reasonably entitled to indemnification, whether or not such person met the requisite standard of conduct, was adjudged liable in a proceeding by or in the right of the LLC, or was adjudged liable on the basis that personal benefit was improperly received by him. Such determination shall be made by the board of governors in the case of a board-managed LLC or by the members of a member-managed LLC by a majority vote of a quorum consisting of governors or members who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee designated by the board of governors in the case of a board-managed LLC or by the members of a member-managed LLC, consisting solely of two or more governors or members, as applicable, who are not parties to the action; or by independent special legal counsel selected by the board of governors of a board-managed LLC or by the members of a member-managed LLC; or by the members of a board-managed LLC who are not parties to such action, suit or proceeding. Such indemnification and advancement of expenses provisions are not exclusive of any other right that a Responsible Person may have; provided that no indemnification may be made to or on behalf of any Responsible Person if a judgment or other final adjudication adverse to the Responsible Person establishes such person's liability: (i) for any breach of the duty of loyalty to the LLC or its members; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for wrongful distributions under Section 48-237-101 of the Tennessee Limited Liability Company Act. The LLC may indemnify and advance expenses to a manager, employee, independent contractor or agent of the LLC to the same extent as a Responsible Person. The LLC may purchase insurance on behalf of any person entitled to indemnification by the LLC against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute.

        The operating agreement of DG Logistics, LLC provides that the LLC shall fully indemnify the Member (DG Transportation, Inc.) for any claim against the Member in the Member's capacity as a member or as a manager. In addition, the LLC shall advance litigation expenses to the Member for any claim against the Member in the Member's capacity as a member or as a manager.

        The operating agreements of DC Financial, LLC, DG Logistics LLC, DG Louisiana, LLC, DG Retail, LLC, DG Strategic I, LLC, DG Strategic II, LLC, Dolgen Midwest, LLC, Dolgen California, LLC, DG eCommerce, LLC, DG Strategic VI, LLC, DG Strategic VII, LLC, DG Strategic VIII, LLC and Retail Risk Solutions, LLC provide that the LLC shall indemnify the Member (in each case except DG Retail, LLC, Dolgen Midwest, LLC and DG Louisiana, LLC, such Member is Dollar General Corporation; DG Promotion, Inc. is the Member of DG Retail, LLC; DG Strategic I, LLC is the Member of Dolgen Midwest, LLC and Dolgencorp, LLC is the Member of DG Louisiana, LLC), and the authorized agents of the LLC identified in writing by the Member as entitled to be indemnified, for all costs, losses, liabilities and damages paid or accrued by the Member or any such agent in connection with the business of the LLC to the fullest extent provided or allowed under Tennessee law. In addition, the LLC may advance costs of defense of any proceeding to the Member or any such agent upon receipt by the LLC of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the LLC.

Certain Other Arrangements

        Dollar General Corporation has in effect a directors' and officers' liability insurance policy that covers the directors and officers of each of the registrants in amounts that we believe are customary in our industry, including for liabilities in connection with the registration, offering and sale of any securities which may be offered pursuant to this registration statement. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against directors or officers of the registrants for a wrongful act or omission by such persons, but only if and to the extent such persons become legally obligated to pay such claim or incur certain costs in defending such claim.

        We also entered into a separate indemnification agreement with KKR (or affiliates thereof) and Goldman, Sachs & Co., pursuant to which we agreed to provide customary indemnification to such parties and their affiliates.

        Pursuant to our employment agreement with Mr. Dreiling, effective as of April 23, 2010, we have agreed that if Mr. Dreiling is made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to a claim by his prior employer that Mr. Dreiling has breached or attempted to breach certain covenants to which he is bound as a result of his employment arrangement with his prior employer, we will indemnify and hold harmless Mr. Dreiling to the fullest extent authorized by applicable law from and against any and all liabilities, amounts paid in settlement, costs, claims and expenses, including all costs and expenses incurred in defense of any such proceeding (including attorneys' fees). We will pay costs and expenses Mr. Dreiling incurs in defense of any such proceeding (including attorneys' fees) in advance of the final disposition of such litigation upon our receipt of (a) a written request for payment, (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate under applicable law made by or on behalf of Mr. Dreiling to repay the amounts so paid if it shall ultimately be determined that he is not entitled to be indemnified by us under his employment agreement with us. Notwithstanding the foregoing, if as a result of such proceeding Mr. Dreiling is prohibited from continuing his employment with us, we shall pay to Mr. Dreiling his base salary until the earliest to occur of (i) the date upon which he ceases to be so prohibited, (ii) the date, if any, upon which he becomes employed by a subsequent employer and (iii) the first anniversary of the effective date of such prohibition.

        In addition, we shall indemnify and hold harmless Mr. Dreiling for all acts and omissions occurring during his employment or service as a member of the Board (or both) to the maximum extent provided under our charter, by-laws and applicable law. During the Term (as defined in the employment agreement) and for a term of six years thereafter, we, or any of our successors shall purchase and maintain, at our own expense, directors and officers liability insurance providing coverage for Mr. Dreiling in the same amount as for Board members.

        Mr. Dreiling shall provide his reasonable cooperation in connection with any proceeding (or any appeal from any proceeding) referenced above, as well as any proceeding which relates to events occurring during his employment.

        On June 30, 2009, we entered into an indemnification priority and information sharing agreement with KKR and certain of its affiliated funds to clarify the priority of advancement and indemnification obligations among us and any of our directors appointed by KKR and other related matters.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.    Exhibits.

        Please see the Exhibit Index included herewith immediately following the signature pages hereto, which is incorporated by reference.

Item 17.    Undertakings

        (a)   The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  If the registrant is relying on Rule 430B:

              (A)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Dollar General Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLLAR GENERAL CORPORATION
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

/s/ RICHARD W. DREILING Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 25, 2013
/s/ DAVID M. TEHLE David M. Tehle	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2013
/s/ RAJ AGRAWAL Raj Agrawal	Director	March 25, 2013
/s/ WARREN F. BRYANT Warren F. Bryant	Director	March 25, 2013
/s/ MICHAEL M. CALBERT Michael M. Calbert	Director	March 25, 2013
/s/ SANDRA COCHRAN Sandra Cochran	Director	March 25, 2013
/s/ PATRICIA FILI-KRUSHEL Patricia Fili-Krushel	Director	March 25, 2013

Signature		Title	Date

* Adrian Jones		Director	March 25, 2013
/s/ WILLIAM C. RHODES, III William C. Rhodes, III		Director	March 25, 2013
/s/ DAVID B. RICKARD David B. Rickard		Director	March 25, 2013
*By:	/s/ DAVID M. TEHLE David M. Tehle Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DC Financial, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DC FINANCIAL, LLC
By:	Dollar General Corporation, its Managing Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Managing Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Managing Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Managing Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Managing Member of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Managing Member of the Registrant	March 25, 2013

	Signature	Title	Date

	* Sandra Cochran	Director of Dollar General Corporation, the Managing Member of the Registrant	March 25, 2013
	* Patricia Fili-Krushel	Director of Dollar General Corporation, the Managing Member of the Registrant	March 25, 2013
	* Adrian Jones	Director of Dollar General Corporation, the Managing Member of the Registrant	March 25, 2013
	* William C. Rhodes, III	Director of Dollar General Corporation, the Managing Member of the Registrant	March 25, 2013
	* David B. Rickard	Director of Dollar General Corporation, the Managing Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG eCommerce, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG eCOMMERCE, LLC
By:	Dollar General Corporation, its Sole Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013

	Signature	Title	Date

	* Sandra Cochran	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* Patricia Fili-Krushel	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* Adrian Jones	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* William C. Rhodes, III	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* David B. Rickard	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Logistics, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG LOGISTICS, LLC
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature		Title	Date

* Todd Vasos		Chief Executive Officer and Chief Manager of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle		Executive Vice President and Chief Financial Officer of the Registrant & Director of DG Transportation, Inc., the Sole Member of the Registrant (Principal Financial Officer)	March 25, 2013
* Barbara Springer		Treasurer of the Registrant (Principal Accounting Officer)	March 25, 2013
* Robert D. Ravener		Director of DG Transportation, Inc., the Sole Member of the Registrant	March 25, 2013
* Susan S. Lanigan		Director of DG Transportation, Inc., the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE David M. Tehle Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Louisiana, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG LOUISIANA, LLC
By:	/s/ JOHN W. FERAY
	Name:	John W. Feray
	Title:	Senior Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature		Title	Date

* Steven R. Deckard		President (Principal Executive Officer)	March 25, 2013
* John W. Feray		Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2013
* Barbara Springer		Treasurer (Principal Accounting Officer)	March 25, 2013
* James P. Smits		Manager	March 25, 2013
* Robert R. Stephenson		Manager	March 25, 2013
*By:	/s/ JOHN W. FERAY John W. Feray Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Promotions, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG PROMOTIONS, INC.
By:	/s/ JOHN W. FERAY
	Name:	John W. Feray
	Title:	Senior Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature		Title	Date

* Steven R. Deckard		Chief Executive Officer (Principal Executive Officer)	March 25, 2013
* John W. Feray		Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2013
* Susan S. Lanigan		Director	March 25, 2013
* Robert D. Ravener		Director	March 25, 2013
* David M. Tehle		Director	March 25, 2013
*By:	/s/ JOHN W. FERAY John W. Feray Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Retail, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG RETAIL, LLC.
By:	/s/ JOHN W. FERAY
	Name:	John W. Feray
	Title:	Senior Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature		Title	Date

* Steven R. Deckard		Chief Executive Officer (Principal Executive Officer)	March 25, 2013
* John W. Feray		Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2013
* David M. Tehle		Director of DG Promotions, Inc., the Sole Member of the Registrant	March 25, 2013
* Robert D. Ravener		Director of DG Promotions, Inc., the Sole Member of the Registrant	March 25, 2013
* Susan S. Lanigan		Director of DG Promotions, Inc., the Sole Member of the Registrant	March 25, 2013
*By:	/s/ JOHN W. FERAY John W. Feray Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Strategic I, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG STRATEGIC I, LLC
By:	Dollar General Corporation, its Sole Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013

Signature		Title	Date

* Sandra Cochran		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Patricia Fili-Krushel		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Adrian Jones		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* William C. Rhodes, III		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* David B. Rickard		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE David M. Tehle Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Strategic II, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG STRATEGIC II, LLC
By:	Dollar General Corporation, its Sole Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013

Signature		Title	Date

* Sandra Cochran		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Patricia Fili-Krushel		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Adrian Jones		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* William C. Rhodes, III		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* David B. Rickard		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE David M. Tehle Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Strategic VI, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG STRATEGIC VI, LLC
By:	Dollar General Corporation, its Sole Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013

	Signature	Title	Date

	* Sandra Cochran	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* Patricia Fili-Krushel	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* Adrian Jones	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* William C. Rhodes, III	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* David B. Rickard	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Strategic VII, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG STRATEGIC VII, LLC
By:	Dollar General Corporation, its Sole Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013

	Signature	Title	Date

	* Sandra Cochran	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* Patricia Fili-Krushel	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* Adrian Jones	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* William C. Rhodes, III	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* David B. Rickard	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Strategic VIII, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG STRATEGIC VIII, LLC
By:	Dollar General Corporation, its Sole Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013

	Signature	Title	Date

	* Sandra Cochran	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* Patricia Fili-Krushel	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* Adrian Jones	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* William C. Rhodes, III	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
	* David B. Rickard	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, DG Transportation, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DG TRANSPORTATION, INC.
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

	Signature	Title	Date

	* Todd Vasos	Chief Executive Officer (Principal Executive Officer)	March 25, 2013
	* David M. Tehle	Executive Vice President, Chief Financial Officer & Director (Principal Financial Officer)	March 25, 2013
	* Barbara Springer	Treasurer (Principal Accounting Officer)	March 25, 2013
	* Susan S. Lanigan	Director	March 25, 2013
	* Robert D. Ravener	Director	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgen I, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLGEN I, INC.
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

	Signature	Title	Date

	* Todd Vasos	Chief Executive Officer (Principal Executive Officer)	March 25, 2013
	* David M. Tehle	Executive Vice President, Chief Financial Officer & Director (Principal Financial Officer)	March 25, 2013
	* Barbara Springer	Treasurer (Principal Accounting Officer)	March 25, 2013
	* Susan S. Lanigan	Director	March 25, 2013
	* Robert D. Ravener	Director	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgen II, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLGEN II, INC.
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

	Signature	Title	Date

	* Todd Vasos	Chief Executive Officer (Principal Executive Officer)	March 25, 2013
	* David M. Tehle	Executive Vice President, Chief Financial Officer & Director (Principal Financial Officer)	March 25, 2013
	* Barbara Springer	Treasurer (Principal Accounting Officer)	March 25, 2013
	* Susan S. Lanigan	Director	March 25, 2013
	* Robert D. Ravener	Director	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgen III, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLGEN III, INC.
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

	Signature	Title	Date

	* Todd Vasos	Chief Executive Officer (Principal Executive Officer)	March 25, 2013
	* David M. Tehle	Executive Vice President, Chief Financial Officer & Director (Principal Financial Officer)	March 25, 2013
	* Barbara Springer	Treasurer (Principal Accounting Officer)	March 25, 2013
	* Susan S. Lanigan	Director	March 25, 2013
	* Robert D. Ravener	Director	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgen California, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLGEN CALIFORNIA, LLC
By:	Dollar General Corporation, its Sole Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013

Signature		Title	Date

* Sandra Cochran		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Patricia Fili-Krushel		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Adrian Jones		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* William C. Rhodes, III		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* David B. Rickard		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE David M. Tehle Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgen Midwest, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLGEN MIDWEST, LLC
By:	DG Strategic I, LLC, its Sole Member
By:	Dollar General Corporation, its Sole Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the Sole Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of the Sole Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the Sole Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the Sole Member of the Registrant	March 25, 2013

Signature		Title	Date

* Michael M. Calbert		Director of Dollar General Corporation, the Sole Member of the Sole Member of Registrant	March 25, 2013
* Sandra Cochran		Director of Dollar General Corporation, the Sole Member of the Sole Member of the Registrant	March 25, 2013
* Patricia Fili-Krushel		Director of Dollar General Corporation, the Sole Member of the Sole Member of the Registrant	March 25, 2013
* Adrian Jones		Director of Dollar General Corporation, the Sole Member of the Sole Member of the Registrant	March 25, 2013
* William C. Rhodes, III		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* David B. Rickard		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE David M. Tehle Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgencorp of New York, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLGENCORP OF NEW YORK, INC.
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

	Signature	Title	Date

	* Todd Vasos	Chief Executive Officer (Principal Executive Officer)	March 25, 2013
	* David M. Tehle	Executive Vice President, Chief Financial Officer & Director (Principal Financial Officer)	March 25, 2013
	* Barbara Springer	Treasurer (Principal Accounting Officer)	March 25, 2013
	* Susan S. Lanigan	Director	March 25, 2013
	* Robert D. Ravener	Director	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgencorp of Texas, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLGENCORP OF TEXAS, INC.
By:	/s/ JOHN W. FERAY
	Name:	John W. Feray
	Title:	Senior Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

	Signature	Title	Date

	* Steven R. Deckard	Chief Executive Officer (Principal Executive Officer)	March 25, 2013
	* John W. Feray	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	March 25, 2013
	* Susan S. Lanigan	Director	March 25, 2013
	* David M. Tehle	Director	March 25, 2013
	* Robert D. Ravener	Director	March 25, 2013
*By:	/s/ JOHN W. FERAY
John W. Feray
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dolgencorp, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLGENCORP, LLC
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

	Signature	Title	Date

	* Todd Vasos	Chief Executive Officer (Principal Executive Officer)	March 25, 2013
	* David M. Tehle	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	March 25, 2013
	* Barbara Springer	Treasurer	March 25, 2013
	* James P. Smits	Manager	March 25, 2013
	* Robert R. Stephenson	Manager	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Dollar General Partners has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

DOLLAR GENERAL PARTNERS
By:	DG STRATEGIC VI, LLC and DG PROMOTIONS, INC., its General Partners
	By:	/s/ JOHN W. FERAY
		Name:	John W. Feray
		Title:	Senior Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Steven R. Deckard	Chief Executive Officer of DG Strategic VI, LLC and DG Promotions, Inc., the General Partners of the Registrant (Principal Executive Officer)	March 25, 2013
* John W. Feray	Senior Vice President and Chief Financial Officer of DG Strategic VI, LLC and DG Promotions, Inc., the General Partners of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Susan S. Lanigan	Director of DG Promotions, Inc., a General Partner of the Registrant	March 25, 2013
* Robert D. Ravener	Director of DG Promotions, Inc., a General Partner of the Registrant	March 25, 2013

Signature	Title	Date

* David M. Tehle	Director of DG Promotions, Inc., a General Partner of the Registrant and Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013
* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Sole Member of the DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013
* Sandra Cochran	Director of Dollar General Corporation, the Sole Member of the DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013
* Patricia Fili-Krushel	Director of Dollar General Corporation, the Sole Member of the DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013

Signature		Title	Date

* Adrian Jones		Director of Dollar General Corporation, the Sole Member of the DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013
* William C. Rhodes, III		Director of Dollar General Corporation, the Sole Member of the DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013
* David B. Rickard		Director of Dollar General Corporation, the Sole Member of the DG Strategic VI, LLC, a General Partner of the Registrant	March 25, 2013
*By:	/s/ JOHN W. FERAY John W. Feray Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Retail Property Investments, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

RETAIL PROPERTY INVESTMENTS, LLC
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature		Title	Date

* Todd Vasos		President (Chief Executive Officer)	March 25, 2013
* David M. Tehle		Vice President, Chief Financial Officer & Manager (Principal Financial Officer)	March 25, 2013
* Barbara Springer		Treasurer (Principal Accounting Officer)	March 25, 2013
* Anita C. Elliott		Manager	March 25, 2013
*By:	/s/ DAVID M. TEHLE David M. Tehle Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Retail Risk Solutions, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

RETAIL RISK SOLUTIONS, LLC
By:	Dollar General Corporation, its Sole Member
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Executive Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature	Title	Date

* Richard W. Dreiling	Director; Chairman of the Board and Chief Executive Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Executive Officer)	March 25, 2013
* David M. Tehle	Executive Vice President and Chief Financial Officer of Dollar General Corporation, the Sole Member of the Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Raj Agrawal	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Warren F. Bryant	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Michael M. Calbert	Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013

Signature		Title	Date

* Sandra Cochran		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Patricia Fili-Krushel		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* Adrian Jones		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* William C. Rhodes, III		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
* David B. Rickard		Director of Dollar General Corporation, the Sole Member of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE David M. Tehle Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, South Boston FF&E, LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

SOUTH BOSTON FF&E, LLC
By:	Sun-Dollar L.P., its Sole Member
By:	South Boston Holdings, Inc., its Sole General Partner
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature		Title	Date

* Todd Vasos		President (Principal Executive Officer)	March 25, 2013
* David M. Tehle
		Vice President & Chief Financial Officer of Registrant and Director of South Boston Holdings, Inc., the General Partner of Sun-Dollar L.P., the Sole Member of Registrant (Principal Financial and Accounting Officer)	March 25, 2013
* Anita C. Elliott		Director of South Boston Holdings, Inc., the General Partner of Sun-Dollar, L.P., the Sole Member of Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE David M. Tehle Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, South Boston Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

SOUTH BOSTON HOLDINGS, INC.
By:	/s/ DAVID M. TEHLE
	Name:	David M. Tehle
	Title:	Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature		Title	Date

* Todd Vasos		President (Chief Executive Officer)	March 25, 2013
* David M. Tehle		Vice President, Chief Financial Officer & Director (Principal Financial Officer)	March 25, 2013
* Barbara Springer		Treasurer (Principal Accounting Officer)	March 25, 2013
* Anita C. Elliott		Director	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Sun-Dollar, L.P. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on March 25, 2013.

SUN-DOLLAR, L.P.
By:	South Boston Holdings, Inc., its Sole General Partner
	By:	/s/ DAVID M. TEHLE
		Name:	David M. Tehle
		Title:	Vice President & Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 25, 2013.

Signature		Title	Date

* Todd Vasos		President of South Boston Holdings, Inc., Sole General Partner of the Registrant (Chief Executive Officer)	March 25, 2013
* David M. Tehle		Vice President, Chief Financial Officer & Director of South Boston Holdings, Inc., Sole General Partner of the Registrant (Principal Financial Officer)	March 25, 2013
* Barbara Springer		Treasurer of South Boston Holdings, Inc., Sole General Partner of the Registrant (Principal Accounting Officer)	March 25, 2013
* Anita C. Elliott		Director of South Boston Holdings, Inc., Sole General Partner of the Registrant	March 25, 2013
*By:	/s/ DAVID M. TEHLE
David M. Tehle
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for securities registered hereby*
4.1
Amended and Restated Charter of Dollar General Corporation (incorporated by reference to Exhibit 3.1 to Dollar General Corporation's Current Report on Form 8-K dated November 18, 2009, filed with the SEC on November 18, 2009).
4.2
Amended and Restated Bylaws of Dollar General Corporation (incorporated by reference to Exhibit 3.2 to Dollar General Corporation's Current Report on Form 8-K dated November 18, 2009, filed with the SEC on November 18, 2009).
4.3
Shareholders' Agreement of Dollar General Corporation, dated as of November 9, 2009 (incorporated by reference to Exhibit 4.1 to Dollar General Corporation's Current Report on Form 8-K dated November 18, 2009, filed with the SEC on November 18, 2009).
4.4	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Dollar General Corporation's Registration Statement on Form S-1 filed November 9, 2009).
4.5	Form of Charter Amendment*
4.6
Indenture, dated as of July 12, 2012, between Dollar General Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Dollar General Corporation's Current Report on Form 8-K dated July 12, 2012, filed with the SEC on July 17, 2012).
4.7	Form of Warrant Agreement*
4.8	Form of Warrant Certificate*
4.9	Form of Unit Agreement*
4.10	Form of Unit*
4.11	Form of Stock Purchase Contract Agreement*
4.12	Form of Stock Purchase Contract*
4.13	Form of Depositary Agreement for Depositary Shares*
4.14	Form of Depositary Receipt*
5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC**
12.1	Computation of Ratio of Earnings to Fixed Charges, Combined Fixed Charges and Preferred Stock Dividends**
23.1	Consent of Independent Registered Public Accounting Firm**
23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
24.1	Powers of Attorney**
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Debt Securities**

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.